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Exhibit 99.4

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.

FORM OF LETTER TO CLIENTS

OFFER TO EXCHANGE

$115,000,000 AGGREGATE PRINCIPAL AMOUNT OF 10% SENIOR SECURED NOTES DUE 2017,
WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, FOR
ANY AND ALL OF ITS OUTSTANDING 10% SENIOR SECURED NOTES DUE 2017 WHICH HAVE
NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

To Our Clients:

        Enclosed is a Prospectus, dated                , 2011 (as the same may be amended or supplemented from time to time, the "Prospectus"), of Kratos Defense & Security Solutions, Inc., a Delaware corporation (the "Issuer"), and a related Letter of Transmittal (which together constitute the "Exchange Offer") relating to the offer by the Issuer to exchange its new 10% Senior Secured Notes due 2017 (the "Exchange Notes") registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of its issued and outstanding 10% Senior Secured Notes due 2017 which have not been registered under the Securities Act (the "Original Notes") upon the terms and subject to the conditions set forth in the Exchange Offer.

        Please note that the Exchange Offer will expire at 5:00 p.m., New York City time, on            , 2011, unless extended (the "Expiration Date").

        The Exchange Offer is not conditioned upon any minimum number of Original Notes being tendered, except that Original Notes may be tendered only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

        We are the holder of record and/or participant in the book-entry transfer facility of Original Notes held by us for your account. A tender of such Original Notes can be made only by us as the record holder and/or participant in the book-entry transfer facility and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Original Notes held by us for your account.

        We request instructions as to whether you wish to tender any or all of the Original Notes held by us for your account pursuant to the terms and conditions of the Exchange Offer. We also request that you confirm that we may, on your behalf, make the representations contained in the Letter of Transmittal.

        Pursuant to the Letter of Transmittal, the undersigned hereby represents that (i) any Exchange Notes acquired in exchange for Original Notes tendered hereby will have been acquired in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is the undersigned, (ii) neither the holder of such Original Notes nor any such other person, at the time of the commencement and consummation of the Exchange Offer, has entered into any arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act, (iii) if the holder or any such other person is an "affiliate" of the Issuer within the meaning of Rule 405 of the Securities Act, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable to it, (iv) if the holder or any such other person is not a broker-dealer, it is not engaged in, and does not intend to engage in, the distribution of the Exchange Notes, and (v) the undersigned is not acting on behalf of any persons or entities who cannot truthfully make the foregoing representations. If the undersigned is a broker-dealer, the undersigned makes the representations to the Issuer that are described in the immediately following paragraph. If the undersigned is a person in the United Kingdom, the undersigned represents that its ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business.

        The undersigned also acknowledges that the Exchange Offer is being made based on the Issuer's understanding of interpretations of the staff of the Securities and Exchange Commission (the "SEC")

contained in Exxon Capital Holdings Corp., SEC no-action letter (available May 13, 1988), Morgan Stanley & Co. Inc., SEC no-action letter (available June 5, 1991) and Shearman & Sterling, SEC no-action letter (available July 2, 1993), or similar no-action letters, that the Exchange Notes issued in exchange for the Original Notes pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by each holder thereof (other than a broker-dealer who acquires such Exchange Notes directly from the Issuer for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act or any such holder that is an affiliate of the Issuer or an affiliate of any Guarantor within the meaning of Rule 405 of the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and such holder is not engaged in, and does not intend to engage in, a distribution of such Exchange Notes and has no arrangement or understanding with any person to participate in a distribution of such Exchange Notes. If a holder of the Original Notes is an affiliate of the Issuer or an affiliate of any Guarantor, is not acquiring the Exchange Notes in the ordinary course of its business, is engaged in or intends to engage in a distribution of the Exchange Notes or has any arrangement or understanding with respect to the distribution of the Exchange Notes to be acquired pursuant to the Exchange Offer, such holder (x) may not rely on the applicable interpretations of the staff of the SEC and (y) in the absence of an exception from the position stated immediately above, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes. If the undersigned is a broker-dealer that will receive the Exchange Notes for its own account in exchange for the Original Notes, it represents that the Original Notes to be exchanged for the Exchange Notes were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a Prospectus in connection with any resale or transfer of such Exchange Notes; provided, however, that by so acknowledging and by delivering a Prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        In addition, your attention is directed to the following:

          1.     Exchange Notes will be issued in the same aggregate principal amount as Original Notes accepted in the Exchange Offer. You may instruct us to tender some or all of your Original Notes in the Exchange Offer.

          2.     The forms and terms of the Exchange Notes are the same in all material respects as the forms and terms of the Original Notes (which they replace), except that the Exchange Notes have been registered under the Securities Act.

          3.     The Exchange Offer will expire at 5:00 p.m., New York City time on            , 2011, unless extended. Tenders of Original Notes may be withdrawn at any time prior to 5:00 p.m., New York City time on the Expiration Date.

          4.     Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, the Issuer will not be required to accept for exchange, or to exchange any Exchange Notes for, any Original Notes and may terminate the Exchange Offer (whether or not any Original Notes have been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the conditions described in the Prospectus under "The Exchange Offer—Conditions" have occurred or exist or have not been satisfied.

          5.     Any transfer taxes applicable to the exchange of Original Notes pursuant to the Exchange Offer will be paid by the Issuer, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

          6.     If you wish to tender any or all of your Original Notes, we must receive your instructions in ample time to permit us to effect a valid tender on your behalf on or prior to the Expiration Date.

        If you wish to have us tender any or all of your Original Notes held by us for your account upon the terms set forth in the Prospectus and Letter of Transmittal, please so instruct us by completing, executing and returning to us the instruction form below. If you authorize the tender of your Original

Notes, all such Original Notes will be tendered unless otherwise specified in your instructions below. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF ON OR PRIOR TO THE EXPIRATION DATE.

        The Exchange Offer is not being made to (nor will tenders of Original Notes be accepted from or on behalf of) holders of Original Notes in any jurisdiction in which the making or acceptance of the Exchange Offer would not be in compliance with the laws of such jurisdiction. However, the Issuer, in its sole discretion, may take such action as it may deem necessary to make the Exchange Offer in any such jurisdiction, and may extend the Exchange Offer to holders of Original Notes in such jurisdiction.

 INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

        The undersigned hereby acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the Exchange Offer made by Kratos Defense & Security Solutions, Inc. with respect to its Original Notes.

        This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Original Notes held by you for the account of the undersigned.

        The aggregate face amount of the Original Notes held by you for the account of the undersigned is (fill in amount):

$

        With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐ To TENDER the following Original Notes held by you for the account of the undersigned (insert principal amount of Original Notes to be tendered, if any):

$

☐ NOT to TENDER any Original Notes held by you for the account of the undersigned.

        If the undersigned instructs you to tender the Original Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as beneficial owner(s), including but not limited to the representations stated above, that (i) any Exchange Notes received by it will be acquired in the ordinary course of its business, (ii) at the time of the commencement and consummation of the Exchange Offer the holder has not entered into any arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act, (iii) if the holder is an "affiliate" of the Issuer within the meaning of Rule 405 of the Securities Act, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable to it, (iv) if the holder is not a broker-dealer, it is not engaged in, and does not intend to engage in, the distribution of the Exchange Notes, (v) if the holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Original Notes that were acquired as a result of market-making activities or other trading activities, it will deliver a Prospectus in connection with any resale of the Exchange Notes and (vi) the undersigned is not acting on behalf of any persons or entities who cannot truthfully make the foregoing representations. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, such broker-dealer is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE UNDERSIGNED. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

SIGN HERE

Name of beneficial owner(s) (please print):

Signature(s):
Address:

Telephone Number:

Taxpayer Identification or Social Security Number:

Date:

None of the Original Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided above, your signature(s) hereon shall constitute an instruction to us to tender all the Original Notes held by us for your account.

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  Exhibit 99.4
KRATOS DEFENSE & SECURITY SOLUTIONS, INC. FORM OF LETTER TO CLIENTS OFFER TO EXCHANGE
$115,000,000 AGGREGATE PRINCIPAL AMOUNT OF 10% SENIOR SECURED NOTES DUE 2017, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, FOR ANY AND ALL OF ITS OUTSTANDING 10% SENIOR SECURED NOTES DUE 2017 WHICH HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED
INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER